UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin	53717-1954
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 608 824-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2024, Suzanne Winter, President and Chief Executive Officer of Accuray Incorporated (the “Company”) informed the board of directors of the Company (the “Board”) that she is taking a temporary medical leave of absence, effective September 3, 2024.

On August 30, 2024, in connection with Ms. Winter’s leave of absence and effective September 3, 2024, the Board appointed Sandeep Chalke, the Company’s Chief Commercial Officer, as the Company’s interim Chief Executive Officer and interim principal executive officer.

Mr. Chalke, age 58, has served as the Company’s Senior Vice President, Chief Commercial Officer since May 2022. Prior to joining the Company, Mr. Chalke served as President, Asia-Pacific and Latin America regions at Vyaire Medical, Inc., a private global respiratory care manufacturer, from April 2020 to May 2022. Prior to that, he was Vice President of the Diabetes Group in Asia Pacific for Medtronic plc, a medical device company, from February 2017 to July 2019. From May 2015 to January 2017, Mr. Chalke served as Vice President, Advanced Wound Dressing at Acelity L.P, a private medical device company. Mr. Chalke started his career at General Electric Company, a public high tech industrial company, where he served in many leadership positions, including at GE Healthcare. Mr. Chalke holds an M.B.A. from the University of Leicester and a Medical Electronics degree from the University of Mumbai.

In connection with his appointment as interim Chief Executive Officer, the Board approved an increase to Mr. Chalke’s annual base salary and target bonus opportunity to $725,000 and 100%, respectively, solely during such time he serves in the interim Chief Executive Officer capacity. Concurrently with his appointment, Mr. Chalke entered into a letter agreement with the Company setting forth these terms. A copy of the letter agreement will be filed with our Quarterly Report on Form 10-Q for the period ended September 30, 2024.

Mr. Chalke has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) and 404(a) of Regulation S-K in connection with his appointment to interim Chief Executive Officer.

Item 7.01	Regulation FD Disclosure.

On September 3, 2024, the Company issued a press release announcing the events described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 disclosure, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 3, 2024, titled “Accuray President and Chief Executive Officer Suzanne Winter to Take Temporary Medical Leave of Absence.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: September 3, 2024	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President, Chief Legal Officer & Corporate Secretary

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